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                                                                    Exhibit 23.2



              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-24787) of Socket Communications, Inc. and in the related Prospectus for the registration of 466,649 shares of common stock of our report dated January 31, 1997, with respect to the financial statements and schedule of Socket Communications, Inc. included in the Company's Annual Report (Form 10-KSB) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.


                                     /s/ Ernst & Young LLP


San Jose, California
November 6, 1997








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